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Exhibit 10.21

Letter of Engagement

    WHEREAS, ZEROS & ONES INC. (the Company) has held discussions with the J. Douglas Group Inc. (JDG) referred to as (Consultants), the parties have reached an agreement as follows:

!.
The Company has expressed a need for additional advertising for its marketing plan and Investor Relations campaign for Zeros & Ones Inc. (ZROS)

2.
The Consultants have represented to the Company that they have the ability to present a Investor Relations and advertising campaign comprised of, Consultants investor data base and financial web sites designed to stimulate growth and expand the shareholder base. These resources are slated to inform and invite shareholders to recognize Zeros & Ones Inc.

3.
The Consultants have represented to the Company that they have a telemarketing telephone campaign comprised of, Consultants broker database designed to stimulate and expand shareholder base.

    THEREFORE, The parties do hereby agree to the following

1.
The Company hereby agrees to compensate the Consultants by issuing Sixty Thousand (60,000) shares of 144 restricted stock of Zeros and Ones Inc. (ZROS)

2.
The Company also agrees to pay Consultants Five Thousands (5000) dollars USD. To compensate consultants for advertising and promotional expenses.

3.
The Consultants agree to use their best effors to promote the company through their advertising connections Investor database, and Web sites

4.
The Consultants agree upon confirmation of stock transfer and Cash payment to immediately schedule the advertising campaign per agreed date Monday, March 12, 2001 through Friday, April 13, 2001

  AGREED TO AND ACCEPTED THIS 8TH DAY OF MARCH, 2001

Robert Holtz, Chairman CEO	/s/ ROBERT HOLTZ
Date	March 12, 2001
Kenneth Brooks V.P.
Date

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  Exhibit 10.21
Letter of Engagement